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                                                                    EXHIBIT 10.1

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                           INBOUND LICENSE AGREEMENT

1. PREAMBLE. This Inbound License Agreement ("Agreement") is agreed to by CaminoSoft Corporation, a corporation with its principal place of business at 600 Hampshire Road, Suite 105, Westlake Village, California, 91361 ("Company"), and Novell, Inc., a Delaware corporation with principal offices at 1800 South Novell Place, Provo, Utah 84606 ("Novell").

2. PURPOSE. Novell develops and markets computer software products. Company develops and markets computer software products that interoperate with NetWare, eDirectory and/or other Novell products as specified elsewhere in this Agreement. This Agreement sets forth the terms and conditions under which Company will license the Licensed Works defined below to Novell, including obligations of Company to meet certain technical requirements to ensure the suitability of the Licensed Works for operation with Novell products.

3.   DEFINITIONS.

     a. "BINARY CODE" means computer programming code that loads and executes without further processing by a software compiler or linker or that results when Source Code is processed by a software compiler.

     b. "DERIVATIVE WORK" means a work that is based on one or more preexisting works (such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting work may be recast, transformed, or adapted) and that, if prepared without authorization of the copyright owner of such preexisting work, would constitute copyright infringement.

     c. "DOCUMENTATION" means user manuals and other materials in any form that relate to or are made available to facilitate end use of the Licensed Works. With respect to Source Code, Documentation means materials that conceptualize or facilitate the creation, development, or implementation of code (for example, logic manuals, flow charts, and principles of operation).

     d. "EFFECTIVE DATE" means the later of the dates on which this Agreement is executed by an authorized representative of Company and Novell.

     e. "GENERAL AVAILABILITY" and "GENERALLY AVAILABLE" mean available to members of the general public.

     f. "LICENSED TRADEMARK(S)" means the following word marks, their associated design marks and logos, and all other trademarks and trade dress used by Company to identify and/or market the Licensed
          Works:

                           CAMINOSOFT MANAGED SERVER

     g. "LICENSED WORK(S)" means all versions of the following works in Binary Code form only (unless otherwise specified), including all localized and/or enabled versions, all corresponding patches, service packs, updates, upgrades, and all corresponding subsets and supersets, and includes a ninety (90) day evaluation version of each Licensed Work:

                           CAMINOSOFT MANAGED SERVER

     h. "MANUFACTURED PRODUCT(S)" means copies and/or packages of the Licensed Works manufactured by Company for Novell.

     i.   "NET REVENUE(S)" means gross sales less discounts and returns.

     j. "SOURCE CODE" means the human-readable form of computer programming code and related Documentation, including all comments and any procedural language.

4. LICENSE GRANTS TO NOVELL; OWNERSHIP. The licenses granted under this Agreement shall be under all of Company's inventions, discoveries, patents, copyrights, inventor's certificates, utility models (and similar forms of legal protection of any country), trade secrets, and other proprietary rights, including those of third parties under which Company has the right to grant licenses, necessary to exercise the rights granted under this Agreement, regardless of when such proprietary rights were first conceived, reduced to practice, created, or perfected.

     a. LICENSED WORKS. Company grants to Novell the non-exclusive, worldwide, fully paid-up, and royalty-free (except as otherwise indicated in this Agreement) right to use, reproduce, distribute (by sale, lease,


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          rental, or otherwise via any medium), display, and perform the
          Licensed Works and any authorized modifications thereto, and to directly or indirectly sublicense the foregoing rights. To the extent that a Licensed Work has a serial number, enabling key, or other similar unlocking mechanism, Novell is authorized to distribute such unlocking mechanism separately from the Licensed Work software.

     b. LOCALIZATION. To the extent that Company does not provide localized versions desired by Novell, Company grants to Novell the non-exclusive, worldwide, fully paid-up, and royalty-free (except as otherwise indicated in this Agreement) right to localize, or have localized, the Licensed Works and Licensed Trademarks.

     c. LICENSED TRADEMARKS. Company grants Novell a worldwide, non-exclusive, non-transferable, royalty-free, fully paid-up license to use the Licensed Trademarks in connection with the distribution and marketing of Licensed Works, and to directly or indirectly sublicense the foregoing rights. Company will at all times use commercially reasonable efforts to preserve the value and validity of the Licensed Trademarks. Company shall notify Novell of all claims that the Licensed Trademarks conflict with the rights of third parties. Company hereby expressly represents that the existing Licensed Trademarks are valid and are the exclusive property of Company. If Novell has a substantial business concern that Novell will not be able to freely market and distribute the Licensed Works due to a conflict with a third party over use of the Licensed Trademarks. Novell shall notify Company and Company shall resolve the conflict or provide a replacement trademark within five (5) days of Novell's written notice. The replacement trademark shall be deemed a Licensed Trademark. If Company cannot resolve the conflict or provide a suitable replacement trademark in such time period, Novell shall be free to market and distribute the Licensed Works under a generic name. If Company later provides a suitable replacement name, Novell will discontinue use of the generic name and will use the new replacement trademark as soon as it is able to do so without incurring additional costs or disruption of distribution.

     d. OWNERSHIP. Unless specifically stated otherwise, this Agreement shall not change the ownership of any materials developed or provided under this Agreement.

5. PRODUCT REQUIREMENTS AND DELIVERY. The "PRODUCT REQUIREMENTS" for the Licensed Works are the requirements set forth in this section and in Exhibit A to this Agreement. Company shall deliver to Novell Licensed Works that conform to the Product Requirements. Such deliveries shall be in accordance with the schedules set forth in Exhibit A; to any extent that Exhibit A does not contain delivery dates for any particular deliverable. Company shall provide the deliverable to Novell upon the completion of its development.

     a. CERTIFICATION. The Licensed Works shall qualify for Novell's then current Novell product compatibility mark. Qualification is achieved by Company meeting certification testing and other DeveloperNet Labs requirements.

     b. PRODUCT DISTRIBUTION QUESTIONNAIRE. Novell requires certain information about products prior to distribution. Company shall, concurrent with the delivery of any and all Licensed Works pursuant to this Agreement, deliver a document providing information in the form of the then current Product Distribution Questionnaire, the current form of which is attached as Exhibit C. After initial delivery of a Licensed Work, Company may provide the required information in the form of the then current Supplemental Product Distribution Questionnaire, also attached in Exhibit C.

     c. GLOBALIZATION. Company agrees to enable the Licensed Works for localization in compliance with Novell's then current enablement and localization standards.

     d. HARMFUL CODE. The Licensed Works shall be free of Harmful Code. Company agrees to implement reasonable procedures adequate to prevent any code provided to Novell hereunder from being contaminated with Harmful Code. If Company learns or suspects that any code provided to Novell under this Agreement contains any Harmful Code, Company will immediately notify Novell and remove the Harmful Code. For purposes of this section, "HARMFUL CODE" shall mean any code constructed with the ability to damage, interfere with, or adversely affect computer programs, data files, or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-replacing and self-propagating programming instructions commonly called "viruses," "trojan horses" and "worms."

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     c.   PARITY WITH NON-NOVELL VERSIONS. Within thirty (30) days of the
          General Availability of any versions of a Licensed Work on a non-Novell platform, Company shall deliver a version of the Licensed Works for Novell platforms that has functionality equivalent to the version of the Licensed Work for the non-Novell platform. Functionality shall be equivalent to the maximum extent possible taking into account any functional limitations of the Novell platform as compared to the non-Novell platform.

     f. END USER LICENSING. In the copies of the Licensed Works provided to Novell, Company will electronically embed (i) Company's end user license agreement, with Company as the licensor, that is consistent with the purposes of this Agreement, and (ii) the end user Documentation.

6.   DEVELOPMENT, MAINTENANCE, AND SUPPORT.

     a. DEVELOPERNET. Company agrees to join Novell's DeveloperNet program. Novell will provide technical support of any Company development efforts hereunder through DeveloperNet Labs and, if mutually agreed upon, through Novell engineering personnel, in either case such support being subject to the terms and conditions of a separate DeveloperNet Labs Agreement.

     b. MAINTENANCE. Company shall provide maintenance for the Licensed Works according to the terms and conditions of Sections 5 and 6.

     c. SECTION 508 MAINTENANCE. Certain legislation, such as Section 508 as defined below, creates requirements that information technology products be accessible to persons with certain disabilities. Should customers, including governments and related entities, be precluded from acquiring licenses to the Licensed Works under either the requirements of that United States federal law, and associated rules and regulations, known as the 1998 Rehabilitation Act Amendments to
          Section 508 of the Rehabilitation Act of 1973, or similar laws and regulations in other jurisdictions (collectively "SECTION 508"), Company will promptly assign senior engineering maintenance staff to work full-time until customers are no longer so precluded, and Company will otherwise cooperate with Novell in providing any materials or information to such customers regarding Section 508 compliance of the Licensed Works.

     d. SUPPORT. Company shall provide support to Novell for the Licensed Works in accordance with the terms and conditions of Exhibit B attached hereto.

7.   MANUFACTURING.

     a. PACKAGING. Novell shall have reasonable approval rights for the appearance and content of Manufactured Product. Novell will have no obligation to insert or include any brochure or other materials with the Licensed Work. For standalone distribution of the Licensed Work, and subject to Section 4.c., Novell shall use Company's trade dress and artwork on the packaging to the extent that the packaging includes trade dress and/or artwork.

     b. MANUFACTURING. At Novell's option and request, Company shall, at its sole expense, manufacture, build, and deliver Manufactured Product as reasonably specified by Novell using a manufacturer approved by Novell. If Novell manufactures the Licensed Works, then Company shall reimburse Novell for all manufacturing and delivery costs to the extent that they do not exceed Company's manufacturing and delivery costs. For all Product, Novell will use commercially reasonable efforts to provide Company with the following at least thirty (30) days prior to Novell's first customer shipment of the Licensed works:

          i.   Quantity to be manufactured:

          ii.  The Novell part numbers for the Manufactured Products; and

          iii. Shipping address for delivery of finished Manufactured Product, FOB destination.

     c. INSPECTION. Novell will have the option to inspect the Manufactured Products to ensure that its packaging requirements are met. Novell will make a good-faith effort not to disrupt the daily operations of Company during such inspection.

     d. MEDIA KITS. Novell offers various forms of direct licensing programs to customers whereby the customer receives a media kit that includes the Licensed Works and subsequently orders licenses in the desired quantity, if any. Company agrees that Novell may distribute and offer the Licensed Works in this manner.

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8.   CONSIDERATION. Unless otherwise stated in this Agreement, each party shall bear its respective costs in performing hereunder. Each party shall designate an accounting address, and any payment made by a party hereunder shall be sent to the other party at its designated accounting address.

     a. ROYALTIES. This section sets forth the entirety of Novell's obligations to make payments in exchange for the licenses granted to Novell under this Agreement. Except as otherwise stated herein, Novell shall pay Company Fifty Percent (50%) of Net Revenue from Novell's distribution, maintenance, and support of the Licensed Works.

     b. UPGRADE PROTECTION. If Novell offers upgrade protection for a Licensed Work and the upgrade protection period exceeds the effective term of this Agreement, Company shall deliver to Novell any upgrades that are made Generally Available during the upgrade protection period for distribution to upgrade protection customers throughout the upgrade protection periods offered.

     c. PRICING. If Novell lists the Licensed Works on its general price list, such suggested retail price ("SRP") of the Licensed Works will be at a price that is equivalent to or greater than the SRP offered by Company, if any, for the same Licensed Works. Discounts shall be determined by Novell at its discretion, but such discounts shall be consistent with Novell's routine discounting practices for its own products under like programs and volumes. Company shall notify Novell of any changes to its SRP for the Licensed Works. Novell shall implement a corresponding price change (if required by this section) as soon as it is commercially reasonable to do so without incurring additional costs or disruption of distribution.

     d. ROYALTY EXCEPTIONS. The obligation to make payments under this section shall not apply to:

               i. Returned copies of the Licensed Works (e.g., payments previously made on returned copies may be refunded or taken as a credit against payments owed for further copies);

               ii. Promotions, evaluations, sales demonstrations, and use by training education centers and resellers; and

               iii. Internal use by Novell and its subsidiaries or affiliates.

     e. PAYMENT AND LICENSE REPORTS. Within sixty (60) days after the end of each Novell fiscal quarter, Novell will provide Company with payment and a royalty report in a form reasonably determined by Novell.

     f. AUDIT. The parties will maintain complete and accurate accounting records, in accordance with generally accepted accounting practices, to support and document amounts due and will retain such records for three (3) years after payment is made. A party will, upon written request of the other party, provide audit access to such records to a mutually acceptable independent accounting firm that is chosen and compensated by the other party to examine such books and records to verify reports and payments made by the other party. such access will be granted only during normal business hours and no more frequently than once during any twelve (12) month period. The audit will not interfere with the audited party's normal business activity. The accounting firm will execute an appropriate non-disclosure agreement that requires it to hold all information received during the audit in confidence and will be authorized to report to the other party only the amount of payments actually due under the Agreement for the period examined.

     g. TAX CONSEQUENCES. All license fees are exclusive of all applicable taxes. The party making payment ("PAYER") shall be responsible for all sales, use, excise, value added, and/or equivalent taxes arising out of the payment and shall either include such taxes with the payment or shall provide the other party ("PAYEE"), in advance, with a valid exemption certificate or other documentation to successfully claim exemption from the tax. Payer shall not be responsible for: (a) taxes based upon Payee's net income, capital, or gross receipts, or
          (b) any withholding taxes imposed if such withholding tax is allowed as a credit against U.S. income taxes of Payee such as a withholding tax on a royalty payment where such withholding is required by law. In the event Payer is required to withhold taxes. Payer agrees to furnish to Payee all required receipts and documentation substantiating such payment. If Payer is required by law to remit any tax or duty on behalf of, or for the account of, Payee, then Payee agrees to reimburse Payer within thirty (30) days after Payer notifies Payee in writing of such remittance.

9. TERM AND TERMINATION. This Agreement shall be effective upon the Effective Date and shall remain in force for period of two (2) years, unless otherwise terminated as provided in this section. After the initial


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     term of two (2) years, this Agreement shall automatically renew for consecutive one (1) year periods unless either party provides written notice to the other party at least ninety (90) days prior to the Effective Date anniversary. Termination or expiration of this Agreement shall not affect any licenses granted to Novell prior to such termination or expiration, and such licenses shall not be subject to revocation or injunction during the term of this Agreement or thereafter.

     a. TERMINATION WITHOUT CAUSE. Novell may terminate this Agreement without cause upon not less than ninety (90) days written notice to Company. Company may terminate this Agreement without cause upon not less than ninety (90) days written notice to Novell, provided that the effective termination date is after the first anniversary of the Effective Date.

     b. TERMINATION FOR CAUSE. Either party may terminate this Agreement for the substantial breach by the other party of a material term that remains uncured as stated herein. The terminating party shall first give the other party written notice of the alleged breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the parties shall submit to mandatory mediation with a mutually agreed upon mediator, such mediation to be completed within thirty
          (30) days and to be held in Salt Lake City, Utah. Termination of the Agreement may occur upon the expiration of the cure period and the subsequent unsuccessful completion of mandatory mediation as required by this section by written notice of the non-breaching party. Neither party shall be precluded from seeking equitable remedies consistent with the terms of this Agreement.

10.  GENERAL TERMS.

     a. ASSIGNMENT. Neither party may transfer or assign any right or obligation set forth in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Such consent shall not be required, however, for transfer or assignment to an entity acquiring control of a party hereto.

     b. CONFIDENTIALITY AND INFORMATION EXCHANGE. It is the intention of Company and Novell to transfer and/or exchange information, including confidential information, as may be necessary. The disclosing party shall be referred to as "DISCLOSER" and the receiving party as "RECIPIENT."

               i. MANNER OF DISCLOSURE; EXTENT OF CONFIDENTIALITY OBLIGATIONS. Confidential information may be disclosed in oral, visual, or written form (including magnetic, optical, or other media). Recipient's obligations shall only extend to Source Code and to confidential information that is marked as confidential at the time of disclosure or that is unmarked (e.g., orally disclosed) but is treated as confidential at the time of disclosure. The specific terms and conditions of this Agreement shall be treated by both parties as confidential information.

               ii. DEGREE OF CARE. Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

               iii. EXPIRATION OF DUTY OF CONFIDENTIALITY. Recipient's duty to hold confidential information in confidence expires five
                    (5) years or, in the case of Source Code, fifteen (15) years after (i) its return or destruction in the case of confidential information embodied in received or developed (whichever is later) Source Code and related descriptions, specifications, and system documentation, or (ii) its receipt or development (whichever is later) in the case of any other confidential information. The expiration of the duty of confidentiality shall not modify other restrictions on Recipient including, for example, any restrictions on distribution of Source Code arising out of a copyright license.

               iv. EXCEPTIONS TO DUTY. This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from the Discloser;
                    (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is disclosed under operation of law after all reasonable means have been afforded to the

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               Discloser to protect the information; or, (g) is disclosed by
               Recipient with Discloser's prior written approval.

     c. CONSTRUCTION. The headings in this Agreement are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement, the singular includes the plural and the plural includes the singular.

     d. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to its specific subject matter and merges all prior discussions between them with regard to such specific subject matter. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, agreements, or representations, whether written or oral, with respect to such specific subject matter other than as expressly provided in the Agreement or as duly set forth on or subsequent to its Effective Date, in a written document that is signed by a duly authorized representative of each party.

     e. EXPORT OF TECHNICAL DATA. Each party agrees to comply with U.S. export laws and regulations when exporting any materials or any items licensed or developed under this Agreement or any portion thereof, or any system containing such materials or items or portion thereof, or any technical data or other confidential information, or any direct product of any of the foregoing (collectively, "Program") from the U.S. or re-exporting a Program from one foreign country to another. It is the exporting party's responsibility to comply with the U.S. Government requirements as they may be amended from time to time. Each party will reasonably cooperate with the other party in obtaining export licenses or approvals.

     f. FORCE MAJEURE. Neither party shall be liable in damages or have the right to cancel or terminate this Agreement for any delay or default in performance if such delay or default is caused by unforeseen conditions or conditions beyond the control of the delaying or defaulting party, including but not limited to acts of God, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work stoppages, and embargoes.

     g.   FREEDOM OF ACTION. The parties acknowledge that each party is free to
          (i) enter into agreements that are similar to this Agreement with any corporation or other entity, including competitors of the other party,
          (ii) independently develop and/or sell any product or service, including those that may compete with the other party's products or services or include similar features or functionality.

     h. INTELLECTUAL PROPERTY INDEMNITY. Company shall defend, indemnify, and hold Novell harmless from any claim made or suit or proceeding brought against Novell and its subsidiaries or affiliates, and their directors, officers, employees, and agents, including the payment of any and all losses, judgments, awards, and costs (including reasonable legal fees and expenses) arising out of or related to any claim that the Licensed Trademarks or Licensed Works infringe or violate the copyright, trademark, trade name, trade secret, patent right or other right of any third party. Company will defend at its sole expense all suits or proceedings arising out of the claims described above, provided that Novell gives Company prompt notice and control of the defense of any claim of which it learns. Novell will have the right to participate in the defense of any claim involving the use of Licensed Works, provided that Company will not be responsible for Novell's attorney's fees should Novell elect to participate in such defense.

     i. INDEPENDENT CONTRACTORS. Each party is and shall remain an independent contractor with respect to all performance under this Agreement. No employee of either party shall be considered an employee or agent of the other party for any purpose. Nothing in this Agreement shall be construed to prevent either party from delegating performance under this Agreement to independent contractors who have entered into written agreements consistent with and at least as restrictive as the provisions contained in this Agreement.

     j. LAWS. The validity, construction, and performance of this Agreement will be governed by the substantive laws of the State of Utah without regard to any choice of law provisions. The parties agree that any dispute relating to this Agreement shall be exclusively subject to the courts within the State of Utah after satisfaction of any condition precedent stated in this Agreement. The prevailing party in any action to enforce the terms of this Agreement entered into hereunder shall be entitled to recover its costs and expenses, including reasonable attorney's fees, incurred in connection therewith, in addition to any other relief to which such party is entitled. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule, or regulation relating to its duties, obligations, or performance under this Agreement.

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     k.   LIMITATION OF LIABILITIES. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE
          FOR INDIRECT, SPECIAL, RELIANCE, INCIDENTAL, PUNITIVE, COVER, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND ARISING UNDER THIS
          AGREEMENT, WHETHER IN A CONTRACT, TORT, OR OTHER ACTION FOR OR
          ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF
          CONTRACT, DELAY, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE. EXCEPT
          AS TO THE INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER, ITS SUCCESSORS AND ASSIGNS FOR ANY DAMAGES EXCEEDING TOTAL PAYMENTS PAID OR DUE BY BOTH PARTIES UNDER THIS AGREEMENT.

     l. NOTICES. Unless otherwise agreed to by the parties, all notices required under this Agreement shall be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, (iii) overnight mail, or (iv) telephone facsimile transfer with confirmation, addressed and sent to the receiving party address with the original of the notice being addressed to the signatory of this Agreement and a copy addressed to the receiving party's General Counsel, legal department, or legal representative.

     m.   REPRESENTATIONS, WARRANTIES, AND DISCLAIMER.

               i. OWNERSHIP. Company represents and warrants that the Licensed Works and Licensed Trademarks do not infringe any entity's or person's patent, copyright, trademark, trade name, trade secret rights, or other proprietary right, that Company has the valid right to grant to Novell all rights to the Licensed Works and Licensed Trademarks granted herein, and that to Company's knowledge there is currently no actual or threatened claim by any third party based on an alleged violation of these rights by Company.

               ii. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO DELIVERABLES, LICENSED WORKS, INFORMATION OR OTHERWISE UNDER THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

     n. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purposes of this Agreement as originally expressed. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

     o. SUBSIDIARIES. All rights and licenses granted to Novell in this Agreement shall apply to Novell's subsidiaries. Company agrees that it may not seek to enforce any obligation of Novell (or its subsidiaries) through a legal action brought against a subsidiary except to the extent that such action seeks injunctive relief against that particular subsidiary. Each party shall remain fully liable for the acts and omissions of its subsidiaries relative to this Agreement.

     p. SURVIVAL OF TERMS. In the event of a termination or expiration of this Agreement, all obligations of confidentiality, all provisions regarding upgrade protection, all general terms, and all other provisions and licenses that by their nature survive termination, shall continue in effect in accordance with their terms.

     q. VOLUME OBLIGATIONS. Neither party shall have an obligation (i) to offer any product or service to any third party by way of sale, license, or otherwise (ii) to use any minimum level of effort (unless expressly stated in this Agreement) in the promotion, marketing, licensing, or sales of any products or services, including products or services of the other party, or (iii) to purchase, sell, or license any minimum amount of products or services from the other party. Novell has no obligation to make the Licensed Works available or to include any Licensed Work on its price list.

     r. WAIVER. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the provisions so waived and is executed by an authorized representative of the party



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
                                                   Novell / Company Confidential
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          waving its rights. No failure or delay by either party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

                      *    *    *    *    *    *    *    *


                  NOVELL                                  COMPANY


By: /s/ M. S. ESPY                         By: /s/ SAM HASSABO
    --------------------------------           --------------------------------

Name: M. S. Espy                           Name: Sam Hassabo
      ------------------------------             ------------------------------

Title: V. P. [Illegible]                   Title: President
       -----------------------------              -----------------------------

Date: 10/16/01                             Date: 10/5/01
      ------------------------------             ------------------------------



-------------------
Approved P. McBride

Legal Dept.    PM
            -------
-------------------







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